Exhibit 4.2

                                                              EXECUTION VERSION


                                 FIRST AMENDMENT

     FIRST AMENDMENT, dated as of June 30, 2004 (this "Amendment"), to the Credit Agreement (the "Credit Agreement"), dated as of June 27, 2003, among KEYSPAN CORPORATION, a New York corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), CITIBANK N.A., as syndication agent, THE BANK OF NEW YORK and THE ROYAL BANK OF SCOTLAND PLC, as co-documentation agents, and JPMORGAN CHASE BANK, as administrative agent.

                               W I T N E S S E T H
                               -------------------

     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain loans and other extensions of credit to the Borrower; and

     WHEREAS, the Borrower has requested and, upon this Amendment becoming effective, the Lenders have agreed, to amend certain provisions of the Credit Agreement upon the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

                             Section 1 DEFINITIONS

     1.01. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.

                    Section 2 AMENDMENTS TO CREDIT AGREEMENT

     2.01. Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by inserting, in proper alphabetical order the following defined terms and related definitions:

     ""Act": as defined in Section 9.16."

     ""Non-Core Assets": Any assets of the Borrower or any of its Subsidiaries that are not material to the ongoing operations of any of the Borrower's or its Subsidiaries' primary gas distribution or electric services businesses as determined by the Borrower in its reasonable business judgment"

     ""PUHCA": as defined in Section 3.14."

     2.02. Amendment to Section 3.1. Section 3.1 of the Credit Agreement is hereby amended by deleting the fourth and fifth sentences thereof it in their entirety and replacing them with the following:

               "The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases (other than the Facility Lease Agreement, dated as of March 25, 2004, between SE Ravenswood Trust and KeySpan Ravenswood LLC) or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph, except Guarantee Obligations of Indebtedness of the Borrower and/or any of its Subsidiaries so long as the Indebtedness in respect of which such


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               Guarantee  Obligations  arise  is  reflected  in  such  financial statements. During the period from April 1, 2004 to and including the date hereof there has been no Disposition by the Borrower of any material part of its business or property, except the disposition of an approximately 39% interest in KeySpan Energy Canada Partnership and the disposition of an approximately 32% interest in The Houston Exploration Company."

     2.03. Amendment to Section 3.14. Section 3.14 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following:

               "Investment Company Act; Other Regulations. Neither the Borrower nor any of its Subsidiaries is (i) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940. The Borrower is a registered "holding company" under the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), and is subject to regulation by the Securities and Exchange Commission. Neither the Borrower nor any of its Subsidiaries is subject to regulation under any Requirement of Law (other than Regulation X of the Board and PUHCA) that limits its ability to incur Indebtedness."

     2.04. Amendment to Section 3.15. Section 3.15 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following:

     "Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 3.15 sets forth the name and jurisdiction of incorporation of each Significant Subsidiary and, as to each such Subsidiary, the percentage of each class of
Capital  Stock  owned  by  the  Borrower  and  (b)  there  are  no   outstanding
subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares and the Borrower's MEDS Equity Units issuance priced on April 30, 2002) of any nature relating to any Capital Stock of the Borrower or any Significant Subsidiary, except as created by the Loan Documents."

     2.05. Amendment to Section 4.2(a). Section 4.2(a) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following:

          "(a) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to this Agreement (other than the representations and warranties contained in Sections 3.2, 3.6 and 3.17) shall be true and correct on and as of such date as if made on and as of such date."

     2.06. Amendment to Section 6.4. Section 6.4 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following:


          "(a) Dispose of any of the Borrower's or any Significant Subsidiaries' property, whether now owned or hereafter acquired, or, in the case of any Significant Subsidiary, issue or sell any shares of such Significant Subsidiary's Capital Stock to any Person, except:

          (i) the Disposition of obsolete or worn out property in the ordinary course of business;

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          (ii) the sale of inventory in the ordinary course of business;

          (iii) Dispositions permitted by Section 6.3(b);

          (iv) the sale or issuance of any Significant Subsidiary's Capital Stock to the Borrower or any other Significant Subsidiary; and

          (v) Dispositions of Non-Core Assets; and

     (b) Permit any Asset Sale, other than any permitted under clause 6.4(a) above, provided that the Borrower may permit any Asset Sale to the extent that that if the ratio of Consolidated Indebtedness to Consolidated Capitalization (calculated on a pro forma basis to give effect to such Asset Sale) exceeds 0.55 to 1.00, then the Net Cash Proceeds thereof received by the Borrower or any of its Subsidiaries shall be applied on the date of receipt thereof (or as soon as reasonably possible) to reduce Consolidated Indebtedness by an amount equal to the lesser of (i) such Net Cash Proceeds and (ii) the amount required to make the ratio of Consolidated Indebtedness to Consolidated Capitalization less than or equal to 0.55 to 1.00. Notwithstanding the foregoing, except as provided in
Section 6.3(b) above, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, in one transaction or in a series of transactions, dispose of all or substantially all of its assets."


     2.07. Amendment to Section 9.6(c). Section 9.6(c) of the Credit Agreement is hereby amended by inserting after the phrase "Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time" in the first sentence of such Section the phrase "with the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed)".

     2.08. New Section 9.16. Section 9 of the Credit Agreement is hereby amended by adding at the end of such Section the following new Section 9.16:

          "USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.
          L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act."

                            Section 3 MISCELLANEOUS

     3.01. Effectiveness. This Amendment shall become effective as of [June 29], 2004 upon receipt by the Administrative Agent of duly executed counterparts of this Amendment by each of the Borrower and the Required Lenders.

     3.02. Representations and Warranties. On and as the date hereof and after giving effect to this Amendment the Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in the Credit Agreement mutatis mutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date.


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     3.03.  Continuing Effect; No Other Amendments.  Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendment provided for herein is limited to the specific Section of the Credit Agreement specified herein and narrowly construed and shall not constitute an amendment of, or an indication of the
Administrative   Agent's  or  the  Lenders'  willingness  to  amend,  any  other provisions of the Credit Agreement.

     3.04. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable costs and expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

     3.05. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by the parties hereto shall be delivered to the Borrower and the Administrative Agent.

     3.06. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.











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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                      KEYSPAN CORPORATION

                                      By:  /s/
                                           --------------------------------
                                           Name:  Michael J. Taunton
                                           Title:  Vice President and Treasurer


                                      JPMORGAN CHASE BANK, as Administrative
                                      Agent and as a Lender

                                      By:
                                           --------------------------------
                                           Name:
                                           Title:













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